Exhibit 10.7

BACKUP

NUCLEAR DECOMMISSIONING

TRUST AGREEMENT

THIS BACKUP NUCLEAR DECOMMISSIONING TRUST AGREEMENT (the “Agreement” or “Backup NDT”), dated September 1, 2010, by and between ZionSolutions, LLC (“ZionSolutions”), a limited liability company organized under the laws of the State of Delaware and having a principal office at 423 West 300 South, Ste. 200, Salt Lake City, UT 84101, and The Bank of New York Mellon, as Trustee, having its office at New York, N.Y. (the “Trustee”).

WITNESSETH:

WHEREAS, pursuant to that Asset Sale Agreement dated as of December 11, 2007, by and among Exelon Generation Company, LLC (“ExGen”), ZionSolutions, and ZionSolutions’ parent entities, EnergySolutions, LLC, and EnergySolutions, Inc. (as amended, the “Asset Sale Agreement”) ExGen has agreed, subject to the terms and conditions of the Asset Sale Agreement, to sell, assign, convey, transfer and deliver all of its right, title and interest in the Zion Assets (as defined in the Asset Sale Agreement) to ZionSolutions, and ZionSolutions has agreed, subject to the terms and conditions of the Asset Sale Agreement, to assume and discharge the Assumed Liabilities (as defined in the Asset Sale Agreement); and

WHEREAS, pursuant to the Asset Sale Agreement ExGen and ZionSolutions have executed a Lease Agreement and a Put Option Agreement, each dated as of September 1, 2010; and

WHEREAS, EnergySolutions, LLC has executed and delivered a Performance Guaranty to provide additional assurances of the payment and performance, when due, of all obligations of ZionSolutions under the Asset Sale Agreement, the Lease Agreement, the Put Option Agreement and other specified Ancillary Agreements, and EnergySolutions, Inc. has executed and delivered a Guaranty to provide additional assurances of the payment and performance, when due, of all obligations of ZionSolutions under the Asset Sale Agreement, the Lease Agreement, the Put Option Agreement and other specified Ancillary Agreements and the obligations of EnergySolutions, LLC under the Asset Sale Agreement and the Ancillary Agreements to which EnergySolutions, LLC is a party; and

WHEREAS, EnergySolutions, LLC has executed and delivered to ExGen a Pledge Agreement, in the form required by the Asset Sale Agreement, to secure the obligations of EnergySolutions, LLC under the Performance Guaranty; and

WHEREAS, EnergySolutions, LLC and EnergySolutions, Inc. have executed and delivered to ExGen a Credit Support Agreement, in the form required by the Asset Sale Agreement, to secure the obligations of EnergySolutions, LLC under the Performance Guaranty and the obligations of EnergySolutions, Inc. under the Guaranty; and

WHEREAS, EnergySolutions, LLC has procured and delivered to ExGen the Irrevocable Letter of Credit the proceeds of which are payable to the Trustee, and EnergySolutions, LLC has executed and delivered to the Trustee the Irrevocable Easement for Disposal Capacity, and the Disposal Services Agreement, which will constitute the Disposal Capacity Asset, and together with the Irrevocable Letter of Credit are established to further secure the obligations of EnergySolutions, LLC under the Performance Guaranty and the obligations of EnergySolutions, Inc. under the Guaranty; and

WHEREAS, nothing in this Agreement is intended to conflict with or override the applicable licenses or the applicable regulatory requirements of the NRC, the Service and other regulators; and

WHEREAS, ZionSolutions wishes that the Trustee serve as trustee under the terms and conditions of this Agreement.

NOW, THEREFORE, ZionSolutions has previously delivered the Irrevocable Letter of Credit, the Irrevocable Easement for Disposal Capacity and the Disposal Capacity Asset to the Trustee, and the Trustee has acknowledged that any future payments under the Irrevocable Letter of Credit shall be made to the Backup NDT, and the Trustee has further acknowledged receipt of the Disposal Capacity Asset, all together representing the contributions to the Trust as required under the Asset Sale Agreement;

TO HAVE AND TO HOLD THE SAME IN TRUST for the exclusive use and purpose and upon the terms and conditions hereinafter set forth and as set forth in the Terms for Backup Nuclear Decommissioning Trust Agreement (the “Backup NDT Terms”) appended hereto as Attachment 1, together with the proceeds and reinvestments thereof, if any.

ARTICLE 1

PURPOSE OF THE TRUST

Section 1.01 Establishment of the Trust. The Trustee has established and shall hold this Trust for the Plant. The Trustee shall maintain all normal and customary records for this Trust, and shall credit thereto all income of the Trust and charge thereto all expenses and any losses. Until otherwise instructed in writing by ZionSolutions, nothing in this Agreement or in the Backup NDT Terms shall be deemed to require the Trustee to segregate or invest separately assets of the Trust, it being intended that the assets of the Trust may be maintained and invested and reinvested as a common pool, but shall not be required to be so maintained or invested.

Section 1.02. Purpose of the Trust. This Trust is established for the exclusive purpose described in Section 1.3 of the Backup NDT Terms. None of the assets of the Backup NDT shall be subject to attachment, garnishment, or execution of levy in any manner for the benefit of creditors of ZionSolutions or any other party.

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Section 1.03. Contributions to the Trust. The Irrevocable Easement for Disposal Capacity and the Disposal Services Agreement have been executed and delivered to the Trustee by ZionSolutions (or others approved in writing by ZionSolutions). The Trustee shall have no duties or responsibilities except those expressly set forth in this Agreement.  Proceeds payable under the Irrevocable Letter of Credit will be paid to the Trustee by the issuer of the Irrevocable Letter of Credit.

Section 1.04. Transferability.  ZionSolutions shall not transfer any interest in this Trust without the prior written consent of ExGen. The interest of ZionSolutions in this Trust is not subject to the claims of the creditors of ZionSolutions; provided, however, that, subject to Section 2.2(d) of the Backup NDT Terms, any creditor of ZionSolutions, as to which a Disbursement Certificate has been properly completed and submitted to the Trustee, may assert a claim directly against such Disbursement Certificate or the amount of the Trust available to pay costs other than amounts then owing the Trustee under Section 3.2 of the Backup NDT Terms.

Section 1.05. Backup NDT Terms. In addition to the terms set forth herein, this Agreement shall also be governed by the provisions of the Backup NDT Terms. It is intended that the provisions of the Backup NDT Terms be complementary to the terms of this Agreement, provided, however, that to the extent that the terms of this Agreement are construed by a court of competent jurisdiction or applicable governmental agency to be in conflict with the Backup NDT Terms, the terms of this Agreement shall take precedence over the Backup NDT Terms. Any term capitalized and not defined herein shall have the meaning set forth in the Backup NDT Terms.

ARTICLE II

DISTRIBUTIONS

Section 2.01. Distributions. Upon receipt of written instructions from an Authorized Officer in accordance with Article 2 of the Backup NDT Terms, the Trustee shall distribute all or a portion of the funds drawn on the Irrevocable Letter of Credit and paid into the Trust to ZionSolutions, its affiliate, or a third party, or otherwise make use of the Disposal Capacity Asset, subject to the applicable limitations of Article 2 of the Backup NDT Terms.

ARTICLE III

MISCELLANOUS

Section 3.01. Headings. The Section headings set forth in this Agreement are inserted for convenience of reference only and shall be disregarded in the construction or interpretation of any of the provisions of this Agreement.

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Section 3.02. Particular Words. Any word contained in the text of this Agreement shall be read as the singular or plural as may be applicable in the particular context. Unless otherwise specifically stated, the word “person” shall be taken to mean and include an individual, partnership, association, trust, limited liability company, or corporation.

Section 3.03. Severability of Provisions. If any provision of this Agreement or of the Backup NDT Terms or its application to any person or entity in any circumstances shall be invalid and unenforceable, the application of such provision to persons and in circumstances other than those as to which it is invalid or unenforceable, and the other provisions of this Agreement and the Backup NDT Terms, shall not be affected by such invalidity or unenforceability.

Section 3.04. Form and Content of Communications. The names of Authorized Officers and other persons authorized to act on behalf of ZionSolutions shall be certified to the Trustee by ZionSolutions. Until notified in writing to the contrary, the Trustee shall have the right to assume that there has been no change in the identity or authority of any person previously certified to it hereunder.

Section 3.05. Delivery of Notices Under Agreement. Any notice required by this Agreement to be given to ZionSolutions or the Trustee shall be deemed to have been properly given when delivered in person or when mailed postage prepaid, by registered or certified mail. Notices to ZionSolutions shall be address to:

ZIONSOLUTIONS, LLC

423 West 300 South

Suite 200

Salt Lake City, UT 84101

Notices to the Trustee shall be addressed to;

Glen R. Metzger, Vice President

BNY Mellon Asset Servicing

One Mellon Center

Room 151-1315

Pittsburgh, PA 15258-0001

Section 3.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of ZionSolutions, the Trustee, and their respective successors and assigns.  Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee is a party, or any corporation succeeding to the trust business of the Trustee, shall become the successor of the Trustee hereunder, without the execution or filing of any instrument or the performance of any further act on the part of the parties hereto.

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Section 3.07. Third Parties. ExGen shall be a beneficiary of the provisions of Section 1.04 of this Agreement and Sections 2.1, 2.2, 2.3, 2.7 and 2.9 of the Backup NDT Terms. Except as expressly provided in this Section 3.07 and Section 1.04 of this Agreement, nothing expressed or implied in this Agreement or in the Backup NDT Terms is intended, or shall be construed to confer upon or give any person or entity other than ZionSolutions and the Trustee any rights or remedies under or by reason of this Agreement. ExGen shall have the right to enforce the provisions of Section 1.04 of this Agreement and this Section 3.07 and Sections 2.1, 2.2, 2.3, 2.7 and 2.9 of the Backup NDT Terms insofar as such Sections grant it rights under this Agreement.

Section 3.08. Counterparts of Agreement.  This Agreement has been executed in counterparts, each of which shall be deemed to be an executed original.

Section 3.09. Governing Jurisdiction. The Trust created hereunder is an Illinois trust. All questions pertaining to the validity, construction, and administration of this Trust shall be determined in accordance with the laws of the State of IllinoisPennsylvania.

Section 3.10. Trust Fiscal Year. The accounting and taxable year for the Trust shall be the taxable year of ZionSolutions for federal income tax purposes. If the taxable year of ZionSolutions shall change, ZionSolutions shall notify the Trustee of such change and the accounting and taxable year of the Backup NDT must change to the taxable year of ZionSolutions.

Section 3.11. [Deleted]

Section 3.12.  Representations.  Each party represents and warrants to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to that party to this Agreement.  ZionSolutions has received and read the “Customer Identification Program Notice”, a copy of which is attached to this Agreement as Exhibit A.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have hereunto set their hands and seals as of the day and year first above written.

ZIONSOLUTIONS, LLC

By:	/s/ Brett Hickman
Name:	Brett Hickman
Title:	General Counsel & Secretary

THE BANK OF NEW YORK MELLON

By:	/s/ Carol Condie
Name:	Carol Condie
Title:	Vice President

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EXHIBIT A

CUSTOMER IDENTIFICATION PROGRAM NOTICE

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.

What this means for you:  When you open an account, we will ask you for your name, address, taxpayer or other government identification number and other information, such as date of birth for individuals, that will allow us to identify you.  We may also ask to see identification documents such as a driver’s license, passport or documents showing existence of the entity.

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TERMS FOR

BACKUP

NUCLEAR DECOMMISSIONING

TRUST AGREEMENT

Between

ZIONSOLUTIONS, LLC

and

THE BANK OF NEW YORK MELLON

TERMS FOR

BACKUP

NUCLEAR DECOMMISSIONING

TRUST AGREEMENT

The following Terms for the Backup Nuclear Decommissioning Trust Agreement (the “Backup NDT Terms”) shall apply for purposes of the Backup Nuclear Decommissioning Trust Agreement by and between ZionSolutions, LLC and the Trustee.

Any terms capitalized but not defined herein shall have the same meaning as assigned to such terms in the Trust Agreement or, if not in the Trust Agreement, in the Asset Sale Agreement.

ARTICLE 1:  DEFINITIONS, NAME, AUTHORIZED ACTORS AND PURPOSE

1.1          Definitions. For purposes of the Backup NDT Terms, the following terms shall have the following meanings:

“Agreement,” and “Trust Agreement” shall mean the Backup Nuclear Decommissioning Trust Agreement as it may from time to time be amended, modified, or supplemented.

“Applicable Regulatory Requirements” shall mean laws, rules, regulations, orders and license requirements of the United States of America or any state thereof in which a Plant is located that are applicable to the retention, investment and utilization of funds for the costs of the decommissioning of any Plant, including, without limitation, rules, regulations and orders issued by the NRC and any requirements set forth in the NRC-issued license to operate that Plant and any amendments thereto.

“Asset Sale Agreement” shall mean that certain Asset Sale Agreement dated as of December 11, 2007, as amended, by and among Exelon Generation Company, LLC, ZionSolutions, LLC, EnergySolutions, LLC, and EnergySolutions, Inc.

“Authorized Officer” shall mean the chief financial officer, the chief accounting officer, or the principal project management officer of ZionSolutions or other responsible officer or employee of ZionSolutions.

“Backup NDT Terms” shall mean these Terms for Backup Nuclear Decommissioning Trust Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder.  “Section 468A” shall mean that section of the Code, as it may be amended from time to time, and any successor provision thereto, and the regulations promulgated thereunder.  “Section 4951” shall mean that section of the Code, as it may be amended from time to time, and any successor provision thereto, and the regulations promulgated thereunder.

“Data Providers” shall mean pricing vendors, brokers, dealers, investment managers, subcustodians, depositories and any other person providing Market Data to the Trustee.

“Data Terms Website” shall mean http://bnymellon.com/products/assetservicing/ performanceanalytics.html or any successor website the address of which is provided by the Trustee to ZionSolutions.

“Disbursement Certificate” shall mean a document properly completed and executed by an Authorized Officer substantially in the form of Exhibit A hereto.

“Disposal Capacity Asset” shall mean the Irrevocable Easement for Disposal Capacity and the Disposal Services Agreement.

“Disposal Services Agreement” shall mean that Disposal Services Agreement, in the form of Exhibit C, executed and delivered to the Trustee by EnergySolutions, LLC.

“ExGen” shall mean Exelon Generation Company, LLC.

“Future Orders” shall mean any orders of applicable regulatory bodies, including the NRC, and any Federal or state laws adopted, in connection with the retention, investment and utilization of funds for the costs of the decommissioning of any Plant.

“Irrevocable Easement for Disposal Capacity” shall mean that Irrevocable Easement for Disposal Capacity, in the form of Exhibit D, executed and delivered to the Trustee by EnergySolutions, LLC.

“Irrevocable Letter of Credit” shall mean that duly executed Irrevocable Letter of Credit, in the form of Exhibit E, procured and delivered to ExGen by EnergySolutions, LLC and payable to the Trustee;

“Losses” shall mean, collectively, losses, costs, expenses, damages, liabilities and claims.

“Market Data” shall mean pricing or other data related to Securities and other assets.  Market data includes but is not limited to security identifiers, valuations, bond ratings, classification data, and other data received from investment managers and others.

“NRC” shall mean the United States Nuclear Regulatory Commission and any successor agency thereto.

“Plant” shall mean the Zion Station as that term is defined in the Asset Sale Agreement.

“Qualified Costs” shall mean the costs incurred in the decommissioning of the Plant (including any related common facilities), to the extent that such costs may be paid out of the Trust without contravening Applicable Regulatory Requirements.

“Service” shall mean the Internal Revenue Service.

“Trust” shall mean all sums payable to the Trustee under the Irrevocable Letter of Credit and the Disposal Capacity Asset held under the Trust Agreement, as such Agreement may be supplemented from time to time by ZionSolutions by written notice to the Trustee.

“Withdrawal Certificate” shall mean a document properly completed and executed by an Authorized Officer substantially in the form of Exhibit B hereto.

“ZionSolutions” shall mean ZionSolutions, LLC.

1.2          [Intentionally Deleted]

1.3          Purpose of Trust Agreement.  The purpose of this Trust Agreement is to serve as an additional or backup decommissioning funding assurance for Zion Station as required under the Asset Sale Agreement.  This Backup Nuclear Decommissioning Trust will be the recipient of proceeds paid on the Irrevocable Letter of Credit and will hold and exercise rights under the Disposal Capacity Asset.  Any payments made pursuant to the Irrevocable Letter of Credit or cash collateral provided in lieu of the Irrevocable Letter of Credit are to be paid to and held by this Backup Nuclear Decommissioning Trust.

ARTICLE 2:

TRUST DISTRIBUTIONS AND DISPOSITIVE PROVISIONS

The Trustee shall manage, invest, reinvest and, after payment of the expenses described in Section 4.1 hereof, distribute the Trust as follows:

2.1  Deferral of Trust Distributions.  For each month in which ZionSolutions fails to achieve any Site Restoration Milestone by the applicable date determined in accordance with the Lease Agreement (as extended, if applicable, by any conditions of Force Majeure or Schedule Extension Conditions) as evidenced by a certificate and sworn statement of an Authorized Officer presented to the Trustee, the Trustee shall defer a portion of the aggregate receivables otherwise available to be disbursed to ZionSolutions or its affiliates (“Receivables”) from the Trusts by a sum equal to the lesser of (a) $5,000,000 (pro rated if the failure to achieve a Site Restoration Milestone continued for a period of less than 30 days since it first occurred or since the date of the previous reimbursement request) or (b) the amount of the Receivables requested in the pending Disbursement Certificate or Withdrawal Certificate ZionSolutions shall indicate in such certificate the amount to be deferred.  Such monthly deferrals of Receivables shall continue (and any such deferred Receivables shall not be submitted for reimbursement from the Trust) until completion of the applicable Site Restoration Milestone, as evidenced by a subsequent certificate and sworn statement of an Authorized Officer, at which time such Receivables that have been deferred in accordance with this Section 2.1 may be disbursed, without interest, from the Trust, subject to any other applicable limitation in this Agreement.  Disbursements to third parties that are not affiliates of ZionSolutions, or reimbursement of Qualified Costs actually incurred by ZionSolutions and paid to third parties not affiliated with ZionSolutions, shall be not be affected by this provision, and, except as otherwise provided in this Agreement,  nothing shall restrict distributions from the Trust to meet such obligations.  In addition to the foregoing limitations on disbursements from the Trust, the Trustee shall not make a disbursement from the Trusts (unless authorized in writing by ExGen) if, as evidenced by a certificate and sworn statement from an Authorized Officer presented to the Trustee (a) immediately prior to such requested disbursement, Costs to Completion exceed Projected NDT Value or (b) after giving effect to such requested disbursement, Costs to Completion will exceed Projected NDT Value, unless, in the case of either clause (a) or (b), ZionSolutions has certified that it has complied with all applicable procedures of Section 6.21 of the Asset Sale Agreement. The Trustee shall be under no duty to inquire into the correctness or accuracy of matters contained in a certificate presented pursuant to the provisions of this Section unless representatives of the Trustee then approving any withdrawal or disbursement based on such certificate have actual knowledge of the falsity of any statements made therein.

2.2          Payment of Nuclear Decommissioning Costs.

(a)           Subject to the restrictions contained in Sections 2.1 and 2.2(d), the Trustee shall make payments of Qualified Costs or comply with the written direction of ZionSolutions in accordance with the following procedures:

(i)            Disbursements to Third Parties.  The Trustee shall use funds drawn on the Irrevocable Letter of Credit and paid into the Trust to make payments of Qualified Costs to any person (other than ZionSolutions) for goods provided or labor or other services rendered to ZionSolutions in connection with the decommissioning of a Plant as described in a Disbursement Certificate.

(ii)           Reimbursement.  The Trustee shall use funds drawn on the Irrevocable Letter of Credit and paid into the Trust to make payments to ZionSolutions in reimbursement of Qualified Costs actually incurred by ZionSolutions or incurred and paid by ZionSolutions to any other person as described in a Withdrawal Certificate.

(b)           The Trustee shall be under no duty to inquire into the correctness or accuracy of matters contained in a Disbursement Certificate, a Withdrawal Certificate, or a written direction to assign the Disposal Capacity Asset unless representatives of the Trustee then approving any withdrawal,  disbursement, or action to assign the Disposal Capacity Asset based on such certificate have actual knowledge of the falsity of any statements made therein.

(c)           ZionSolutions hereby agrees to indemnify the Trustee and hold it harmless from any tax imposed pursuant to Section 4951 with respect to a disbursement, reimbursement or action to assign the Disposal Capacity Asset made by the Trustee pursuant to this Section 2.2 in reliance on a Disbursement Certificate, a Withdrawal Certificate, or a written direction to assign the Disposal Capacity Asset, provided representatives of the Trustee then approving such disbursement,  reimbursement or action to assign the Disposal Capacity Asset do not have actual knowledge of the falsity of any statements made in the related Disbursement Certificate, Withdrawal Certificate, or written direction to assign the Disposal Capacity Asset that would have prevented the imposition of such tax.

(d)           Except for administrative costs as provided in Sections 2.5 and 4.1 hereof, no disbursements or payments from the Trust shall be made by the Trustee:

(i)            where the purpose of such proposed disbursement, payment, or use of the Disposal Capacity Asset either in whole or in part is not for Qualified Costs; and

(ii)           unless the Disbursement Certificate or Withdrawal Certificate (a “Distribution Request”) presented to the Trustee contains a certificate and sworn statement from an Authorized Officer setting forth as of the date specified in such Distribution Request that the costs submitted in the Distribution Request cannot be disbursed or reimbursed from any other fund established for the nuclear decommissioning of the Plant (other than by reason of any required deferral of payment of Receivables); and

(iii)          unless either (A) ExGen has submitted a written consent to the Distribution Request or (B) the Distribution Request presented to the Trustee contains a certificate and sworn statement from an Authorized Officer confirming that ZionSolutions has not failed to achieve a Site Restoration Milestone as described in Section 2.1, or if ZionSolutions has failed to achieve a Site Restoration Milestone, a reasonably detailed description of the Site Restoration Milestone that ZionSolutions has failed to achieve, including the applicable date on which the Site Restoration Milestone was to be achieved, determined in accordance with the Lease Agreement, and either the date on which the Site Restoration Milestone was subsequently achieved or a statement that the Site Restoration Milestone has not been achieved and Receivables are subject to deferral pursuant to Section 2.1; and

(iv)          unless the Disbursement Certificate, Withdrawal Certificate, or a written direction to assign the Disposal Capacity Asset presented to the Trustee contains a certificate and sworn statement from an Authorized Officer that an Event of Default has occurred.

2.3          Exercise of Rights.  The Trustee shall not enter into or consent to any amendment, modification, waiver, termination or assignment of any provision of the Irrevocable Easement for Disposal Capacity or the Disposal Services Agreement without the written direction of an Authorized Officer and the prior written consent of ExGen.  Upon and following an Event of Default the Trustee shall, pursuant to the written direction of an Authorized Officer or ExGen, assign all of its rights, responsibilities, title and interest in, to and under the Disposal Services Agreement and the Irrevocable Easement for Disposal Capacity to Zion Solutions or its successors and assigns in accordance with Paragraph 23 of the Disposal Services Agreement and Paragraph 7 of the Irrevocable Easement for Disposal Capacity, respectively.

2.4          [Intentionally Deleted]

2.5          Remittance and Payment of Taxes

(a)           [Intentionally Deleted]

(b)           Remittance of Taxes.  The Trustee shall remit to ZionSolutions, within 15 business days after a ZionSolutions request therefor the amount from the Trust which ZionSolutions certifies in writing as the amount by which ZionSolutions’ Federal and, if applicable, state income taxes for the preceding fiscal year were increased by the net income of such Trust.  The Trustee shall be under no duty to inquire into the correctness or accuracy of any such certificate.

(c)           Unrelated Business Taxable Income.  To the extent that assets of the Trust are segregated in an investment management account pursuant to Section 3.8(a) hereof, the Investment Manager shall have the sole responsibility to make any determination as to whether any investment of such assets results in unrelated business taxable income and shall prepare any applicable tax information returns and/or other reports pursuant to Section 3.5.  The Trustee shall act at the direction of the Investment Manager consistent with the provisions of Section 2.5(a), 2.5(b) and 3.5 hereof.

2.6          [Intentionally Deleted]

2.7          Time of Termination.  The Trust Agreement shall terminate upon the earlier to occur of the following events:

(a)           The achievement of End State Conditions required under the Asset Sale Agreement and the Lease Agreement as evidenced to the Trustee by the written certification of an Authorized Officer and a confirming written certification of ExGen.

(b)           The distribution from the Trust of all amounts drawn from the Letter of Credit and assignment of the Easement for Disposal Capacity.

2.8          Distribution of Trust Upon Termination.  Upon the termination of the Trust Agreement, the Trustee shall distribute the entire remaining amount of the Trust, including all accrued, accumulated, and undistributed net income, to EnergySolutions, Inc.

2.9          Alterations and Amendments.  The Trustee and ZionSolutions understand and agree that amendments may be required to the Trust Agreements and/or these Backup NDT

Terms from time to time to effectuate the purpose of the Trust Agreement and to comply with amendments to or changes in Applicable Regulatory Requirements, changes in tax laws, regulations or rulings (whether published or private) of the Service, and any other changes in the laws applicable to ZionSolutions, the Plant or the Trust Agreement. ZionSolutions and the Trustee may amend the Trust Agreement and/or these Backup NDT Terms to the extent necessary or desirable to effectuate such purpose or to comply with such changes; provided, however, that Sections 2.1, 2.2, 2.3, 2.7, and 2.9 of these Backup NDT Terms and Sections 1.04 and 3.07 of the Trust Agreement may not be amended without the prior written approval of ExGen; and provided further that neither the Trust Agreement nor these Backup NDT Terms may be modified in any material respect without first providing 30 days’ prior written notice to the NRC Director, Office of Nuclear Reactor Regulation and to ExGen, and absent notice of objection from the NRC Director, Office of Nuclear Reactor Regulation, prior to the effective date of any such amendment.  ZionSolutions shall furnish the Trustee with an opinion of legal counsel that any such amendment does not violate Applicable Regulatory Requirements,  and that all necessary approvals to such amendment have been obtained.  Notwithstanding the foregoing, the Trustee may decline to adopt such amendment, if such amendment materially increases the expenses or responsibilities of the Trustee and no adequate provision has been made to compensate the Trustee for such increase, or if the Trustee would be unable with reasonable effort to comply with its duties as to be amended.

2.10        No Authority to Conduct Business.  The purpose of the Trust Agreement is limited to the matters set forth in Section 1.3 hereof. Neither the Trust Agreement nor these Backup NDT Terms shall be construed to confer upon the Trustee any authority to conduct business.

ARTICLE 3:

GENERAL PROVISIONS RELATING TO THE TRUSTEE

The appointment of any successor Trustee, provisions governing resignation and compensation of the Trustee, and the general rules governing the relationships of the Trustee and ZionSolutions and any third parties are as follows:

3.1          Designation and Qualification of Successor Trustees.  At any time during the term of the Trust Agreements, ZionSolutions shall have the right, with respect to the Trust, to remove the Trustee acting under the Trust Agreement and appoint another qualified entity as a successor trustee upon 60  days’ notice in writing to the Trustee, or upon such shorter notice as may be acceptable to the Trustee.  Any Trustee shall have the right to resign at any time upon 60 days’ notice in writing to ZionSolutions and upon such resignation ZionSolutions shall appoint another qualified entity as a successor Trustee for the Trust.

Any successor Trustee shall qualify by a duly acknowledged acceptance of the Trust Agreement, the Trust created hereunder and these Backup NDT Terms, delivered to ZionSolutions.  Upon acceptance of such appointment by the successor Trustee, the Trustee shall transfer to such successor Trustee the Disposal Capacity Asset.  Any successor Trustee shall have all the rights, powers, duties and obligations herein granted to the original Trustee.

If for any reason ZionSolutions is unable to or does not appoint a successor Trustee within 90 days after the resignation or removal of the Trustee for the Trust as provided above, ZionSolutions,  or the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee.

3.2          Compensation and Reimbursement.  The Trustee shall be entitled to compensation from ZionSolutions at such rates as may be approved in writing from time to time by ZionSolutions.  Subject to the approval of ZionSolutions (which shall not be unreasonably withheld or delayed), the Trustee shall be entitled to be reimbursed from ZionSolutions for out-of-pocket expenses, including, but not limited to, expenses of agents, auditors and counsel, incurred in connection with the administration of such Trust.  ZionSolutions acknowledges that, as part of the Trustee’s compensation, the Trustee will earn interest on balances, including disbursement balances and balances arising from purchase and sale transactions as disclosed in the Trustee’s float policy.  Expenses for which ZionSolutions may reimburse the Trustee also include taxes of any kind whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Trust.  The Trustee may take all action necessary to pay for, and settle, Authorized Transactions, including exercising the power to borrow or raise monies from the Trustee in its corporate capacity or an affiliate.  To secure advances made to settle or pay for Authorized Transactions, including payment for securities and disbursements, ZionSolutions grants to the Trustee a first priority security interest in the Trust, all Property therein, all income, substitutions and proceeds, whether now owned or hereafter acquired (the “Collateral”); provided that ZionSolutions does not grant the Trustee a security interest in any securities issued by an affiliate of the Trustee (as defined in Section 23A of the Federal Reserve Act) or in the Disposal Capacity Assets.  The parties intend that as the securities intermediary with respect to the Collateral, the Trustee’s security interest shall automatically be perfected when it attaches.  The Trustee shall be entitled to collect from the Trust sufficient cash for reimbursement and, if such cash is insufficient, dispose of the assets of the Trust to the extent necessary to obtain reimbursement.  To the extent the Trustee advances funds to the Trust for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Trust reasonable charges established under the Trustee’s standard overdraft terms, conditions and procedures.

3.3          Transactions With Third Parties.  No person or organization dealing with the Trustee shall be required to inquire into or to investigate its authority for entering into any transaction or to see to the application of the proceeds of any such transaction.

3.4          Financial Statements.  In the event funds are drawn from the Letter of Credit and deposited with the Trust the Trustee shall furnish monthly audited statements for the Trust to ZionSolutions not later than the 15th business day of the following month.  The statements shall show the financial condition of the Trust, including, without limitation, the market value of the assets, and the income and expenses of the Trust for the period since the preceding statement.  Any such statement may be approved by ZionSolutions with respect to the Trust by written notice to the Trustee or by failure to object to such statement within 180 days after the date upon which such statement was delivered to ZionSolutions.  The approval of any such statement shall constitute a full and complete discharge of the Trustee as to all matters set forth in such statement; provided, however, that the foregoing shall not relieve or absolve the Trustee from any liability associated with a failure to perform its fiduciary responsibilities.  The statements shall be audited upon direction of ZionSolutions by independent certified public accountants, subject to the limitations contained in Section 4.9 hereof.   In providing pricing or other Market Data in connection with this Agreement, the Trustee is authorized to use Data Providers to provide such Market Data.  The Trustee may follow Authorized Instructions in providing pricing or other Market Data, even if such instructions direct the Trustee to override its usual procedures and Market Data sources.  The Trustee shall be entitled to rely without inquiry on all Market Data (and all Authorized Instructions related to Market Data) provided to it, and the Trustee shall not be liable for any Losses incurred as a result of errors or omissions with respect to any Market Data utilized by the Trustee or ZionSolutions hereunder.  Zion Solutions acknowledges that certain pricing or valuation information may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may be material.  Market Data may be the intellectual property of the Data Providers, which may impose additional terms and conditions upon ZionSolutions’s use of the Market Data.  The additional terms and conditions can be found on the Data Terms Website.

3.5          Tax Returns, Tax Information Returns and Other Reports.  The Trustee shall prepare or cause to be prepared tax information returns and such reports as may be required from time to time for the Trust, and shall provide copies thereof to ZionSolutions in advance of its filing for review.  The Trustee shall provide to ZionSolutions all statements, documents, lists, or other information related to such tax returns and information returns reasonably requested by ZionSolutions.  The Trustee shall also sign all such tax information returns, and the Trustee shall file them or cause them to be filed with the appropriate government agencies.  The Trustee shall cooperate with all requests made by regulatory agencies related to such tax returns and information returns and shall provide copies to ZionSolutions in advance of all information related to such tax returns and information returns submitted by the Trustee to regulatory agencies (unless prohibited by the terms of such request).  Notwithstanding the foregoing, no such notice shall be required in the case of disclosure by the Trustee to any of its regulators.

3.6          Nominees; Depositories.  The Trustee may cause any investment, either in whole or in part, in the Trust to be registered in, or transferred into, the Trustee’s name or the names of a nominee or nominees, including but not limited to that of the Trustee or an affiliate of the Trustee, a clearing corporation, or a depository, or in book entry form, or to retain any such investment unregistered or in a form permitting transfer by delivery, provided that the books and records of the Trustee shall at all times show that such investments are a part of the Trust; and to cause any such investment, or the evidence thereof, to be held by the Trustee, in a depository, in a clearing corporation, in book entry form, or by any subcustodian or other entity or in any other manner permitted by law; provided that the Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any recognized foreign or domestic clearing facility, book-entry system, centralized custodial depository, or similar organization.

3.7          Future Orders.  ZionSolutions shall promptly advise the Trustee in writing of the existence of any Future Orders having the effect of imposing new or different responsibilities upon the Trustee under the Trust Agreement or these Backup NDT Terms.

3.8          Appointment of Investment Manager.

(a)           ZionSolutions shall have the right from time to time to appoint and remove one or more Investment Managers for the Trust held under the applicable Trust Agreement and to direct the segregation of any part or all of any such Trust into one or more accounts to be known as “investment manager accounts” and if ZionSolutions does so, it shall appoint an individual, partnership, association, or corporation as Investment Manager to manage the portion of any Trust so segregated, provided, however, that ZionSolutions, its affiliates, and its subsidiaries and persons representing them shall not provide day-to-day management direction of investments or direction on individual investments to either the Trustee or an investment manager.  Written notice of any such appointment and/or removal shall be given to the Trustee and the Investment Manager so appointed.  The appointment, after the date hereof, shall be accomplished using an investment manager agreement signed by ZionSolutions and the Investment Manager.  The Trustee may assume that any investment manager account previously established and the prior appointment of any Investment Manager for that account continues in force until receipt of written notice to the contrary from ZionSolutions.  As long as the Investment Manager is acting, the Investment Manager shall have full authority to direct the acquisition, retention and disposition of the assets from time to time comprising the investment manager account being managed by the Investment Manager, in accordance with Sections 2.5(c), 4.2, 4.3, 4.4 and 4.5 hereof.  Upon the segregation of the assets in accordance with ZionSolutions instructions, the Trustee, as to those assets while so separated, shall be released and relieved of all investment duties, investment responsibilities and investment liabilities normally or statutorily incident to a trustee; provided, however, that the Trustee shall review the transactions in each investment manager account for the purpose of determining whether any assets acquired or any pending asset acquisitions (as to which the Trustee has been given information) are Prohibited Investments as provided in Section 4.3 hereof.  In the event that the Trustee determines as a result of any such review that an investment is a Prohibited Investment as provided in Section 4.3, hereof, then it shall notify ZionSolutions and the applicable Investment Manager within a reasonable period of time after such determination by telephone, with confirmation in writing.  The Trustee shall retain all other fiduciary duties with respect to assets the investment of which is directed by investment managers.

(b)           ZionSolutions hereby agrees to indemnify the Trustee and hold it harmless from any liability or expense incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, in connection with or arising out of:  (i) any action taken or omitted or any investment or disbursement of any part of the investment manager account made by the Trustee at the direction of the Investment Manager, or (ii) any action taken by the Trustee pursuant to notification of an order issued by an Investment Manager to purchase or sell securities directly to a broker or dealer under a power of attorney.

(c)           To the extent that ZionSolutions notifies the Trustee that any Trust assets are currently not allocated to an investment manager account, to the extent agreed to by the Trustee in writing, the Trustee shall have investment responsibility for such assets until further notice from ZionSolutions, and shall hold, invest and reinvest such assets subject to any investment guidelines issued to it by ZionSolutions, and subject further to the provisions of Sections 4.2 and 4.3 hereof.

3.9          [Intentionally Deleted].

3.10        Certain Duties and Responsibilities of the Trustee.

(a)           In the absence of bad faith on its part, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Trust Agreement and these Backup NDT Terms; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall have no duty to examine the same to determine whether they conform to the requirements of the Trust Agreement and these Backup NDT Terms unless the representative of the Trustee involved with the certificate in question has actual knowledge of the falsity of any statement made therein.

(b)           In performing its duties under this Agreement, the Trustee shall exercise the same care and diligence that it would devote to its own property in like circumstances.  The duties of the Trustee shall only be those specifically undertaken pursuant to this Agreement.  The Trustee shall not be liable for any action taken by it in good faith and without negligence and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and may consult with counsel of its own choice (including counsel for ZionSolutions) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and without negligence and in accordance with the opinion of such counsel.   ZionSolutions hereby agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability.  Except as otherwise provided in this Agreement, the Trustee shall be liable for the actions of its nominees and the agents it selects.

The Trustee shall not be responsible or liable for any losses or damages suffered by the Trust arising as a result of the insolvency of any custodian, subtrustee or subcustodian, except to the extent the Trustee was negligent in its selection or continued

retention of such entity.  Under no circumstances shall the Trustee be liable for any indirect, consequential, or special damages with respect to its role as Trustee.

3.11        Certain Rights of Trustee.

(a)           ZionSolutions shall notify the Trustee in writing of all Authorized Officers and the rights, powers and duties of each such person or entity.  Any Investment Manager appointed pursuant to Section 3.8 shall notify the Trustee in writing of all persons or entities who are authorized to act on its behalf and the rights, powers and duties of each such person or entity.  The Trustee shall be entitled to deal with any such person or entity identified by ZionSolutions or by an Investment Manager (“Authorized Party” or “Authorized Parties”) until notified otherwise in writing.

(b)           “Authorized Instructions” shall mean (i) all directions to the Trustee from an Authorized Party pursuant to the terms of this Agreement; (ii) all directions by or on behalf of ZionSolutions to the Trustee in its corporate capacity (or any of its affiliates) with respect to contracts for foreign exchange; (iii) all directions by or on behalf of ZionSolutions pursuant to an agreement with Trustee (or any of its affiliates) with respect to benefit disbursement services or information or transactional services provided via a web site sponsored by the Trustee (or any of its affiliates) (e.g., the “Workbench web site”) and (iv) all directions by or on behalf of ZionSolutions pursuant to any other agreement or procedure between Trustee (or any of its affiliates) and ZionSolutions, if such agreement or procedure specifically provides that authorized persons thereunder are deemed to be authorized to give instructions under this Agreement.  Authorized Instructions shall be in writing, transmitted by first class mail, overnight delivery, private courier, facsimile, or shall be an electronic transmission subject to the Trustee’s policies and procedures, other institutional delivery systems or trade matching utilities as directed by an Authorized Party and supported by the Trustee, or other methods agreed upon in writing by ZionSolutions and the Trustee.  The Trustee may, in its discretion, accept oral directions and may require confirmation in writing.  However, where the Trustee acts on an oral direction prior to receipt of a written confirmation, the Trustee shall not be liable if a subsequent written confirmation fails to conform to the oral direction.

(c)           The Trustee shall be fully protected in acting in accordance with all instructions that the Trustee reasonably believes to be Authorized Instructions.

(d)           “Authorized Transactions” shall mean any action or series of actions resulting from Authorized Instructions.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement at the request or direction of ZionSolutions pursuant to the Trust Agreement or these Backup NDT Terms, unless ZionSolutions shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f)            Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Trust resulting from any event beyond the reasonable control of the Trustee, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust’s property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event.  This Section shall survive the termination of this Agreement.

ARTICLE 4:  TRUSTEE’S POWERS

The Trustee shall have, with respect to the Trust Agreement, the following powers, all of which powers are fiduciary powers to be exercised in a fiduciary capacity and in the best interests of the Trust, and which are to be exercised as the Trustee, acting in such fiduciary capacity, in its discretion, shall determine, except that the Trustee shall not act in its discretion but only at the direction of an appointed Investment Manager in the exercise of those powers given in Sections 4.2, 4.3, 4.4 and 4.5 hereof with respect to the acquisition, retention, and disposition of the assets of an investment manager account, which are intended in no way to limit the general powers of the office.  The Subordinated Trustee shall have those powers set forth in an appropriate Subordinated Trust Agreement, which shall not be inconsistent with the material terms of the Trust Agreement or these Backup NDT Terms.

4.1          Payment of or Provision for Expenses of Administration.  The Trustee shall have the power to incur, pay or make provision for any and all charges, taxes, and expenses upon or connected with the Trust Agreement in the discharge of its fiduciary obligations thereunder (and other incidental expenses of the Trust (including legal, accounting, actuarial and trustee expenses)).

4.2          Investment of Trust Fund:  Prudent Investor Standard.

(a)           In the event funds are drawn from the Letter of Credit and deposited with the Trust, and pending any other permissible use of the Trust held under the Trust Agreement, and subject to the limitations provided in Section 4.3 of these Backup NDT Terms, the Trustee shall have the power and authority to invest and reinvest all or any part of the assets of such Trust, including any undistributed income therefrom, in a manner consistent with the “prudent investor” standard as specified in 18 CFR § 35.32(a)(3) of the Federal Energy Regulatory Commission regulations and in such a way as to attempt to achieve reasonable after-tax returns thereon, considering the pattern of cash flow, decommissioning schedule and other such considerations made known to the Trustee by ZionSolutions.  Any investment advisor or other person directing such investments shall adhere to the “prudent investor” standard, as specified in 18 CFR § 35.32(a)(3).

(b)           In the exercise of the power and authority set forth in Section 4.2(a) hereof, the Trustee has the following powers and authority:

(i)            to purchase, receive or subscribe for any securities or other property and to retain in trust such securities or other property;

(ii)           to sell, exchange, convey, transfer, lend, or otherwise dispose of any property held in the Trust and to make any sale by private contract or public auction; and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

(iii)          to vote in person or by proxy any stocks, bonds or other securities held in the Trust;

(iv)          to exercise any rights appurtenant to any such stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise rights or options to subscribe for or purchase additional stocks, bonds or other securities, and to make any and all necessary payments with respect to any such conversion or exercise, as well as to write options with respect to such stocks and to enter into any transactions in other forms of options with respect to any options which the Trust has outstanding at any time;

(v)           to join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties of which the Trust may hold stocks, bonds or other securities or in which it may be interested, upon such terms and conditions as deemed wise, to pay any expenses, assessments or subscriptions in connection therewith, and to accept any securities or property, whether or not trustees would be authorized to invest in such securities or property, which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereafter to hold the same. To the extent that any securities that are accepted are attributable to an investment manager account, the provisions of Section 3.8(a) apply with respect to Trustee review for Prohibited Investments under Section 4.3 and notification of ZionSolutions and the applicable Investment Manager;

(vi)          to enter into any type of contract with any insurance company or companies, either for the purposes of investment or otherwise; provided that no insurance company dealing with the Trustee shall be considered to be a party to the Trust Agreement and these Backup NDT Terms and shall only be bound by and held accountable to the extent of its contract with the Trustee. Except as otherwise provided by any contract, the insurance company need only look to the Trustee with regard to any instructions issued and shall make disbursements or payments to any person, including the Trustee, as shall be directed by the Trustee.  Where applicable, the Trustee shall be the sole owner of any and all insurance policies or contracts issued.  Such contracts or policies, unless otherwise determined, shall be held as an asset of the Trust for safekeeping or custodian purposes only;

(vii)         to invest assets of the Trust in foreign and domestic futures contracts, options on futures contracts, options contracts, swaps, short sales and other derivative investments, and, in connection with such investments, to transfer assets of the Trust to brokers or other third parties as margin or collateral at the direction of the Investment Manager; provided, however, that the Investment Manager and Trustee shall have first entered into an appropriate account agreement with such broker or third party.  Notwithstanding anything to the contrary contained in the Trust Agreement or these Backup NDT Terms, the Trustee shall have no custodial responsibility for any assets so transferred;

(viii)        to invest in any collective, common or pooled Trust operated or maintained exclusively for the commingling and collective investment of monies or other assets including any such fund operated or maintained by the Trustee or its affiliates.  Notwithstanding the provisions of this Agreement which place restrictions upon the actions of the Trustee or an Investment Manager, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement.  For purposes of valuation, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held, determined in accordance with generally recognized valuation procedures.  ZionSolutions expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund’s trustee will receive compensation from such collective fund for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund.  The Trustee is authorized to invest in a collective fund which invests in The Bank of New York Mellon Corporation stock in accordance with the terms and conditions of the Department of Labor Prohibited Transaction Exemption 95-56 (the “Exemption”) granted to the Trustee and its affiliates and to use a cross-trading program in accordance with the Exemption.  ZionSolutions acknowledges receipt of the notice entitled “Cross-Trading Information”, a copy of which is attached to this Agreement as Exhibit C; and

(ix)          to make foreign investments, including investments to be maintained abroad; provided, however, that such authority is limited to those foreign jurisdictions in which the Trustee has selected a foreign custodian in accordance with Section 4.7 hereof.

Notwithstanding anything else in this Agreement to the contrary, including, without limitation, any specific or general power granted to the Trustee, including the power to invest in real property, no portion of the Fund shall be invested in real estate.  For this purpose, “real estate” includes, but is not limited to, real property, leaseholds or mineral interests.

(c)           ZionSolutions recognizes that settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs.  ZionSolutions acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash and, in such circumstances, ZionSolutions shall have sole responsibility for non-receipt of payment (or late payment) by the counterparty.

(d)           All investments must be sufficiently liquid to enable the Trust to fulfill the purpose of the Trust Agreement and to satisfy obligations as they become due as communicated in writing to the Trustee.  Nothing in this Section 4.2 shall be construed as requiring the Trustee to make any investigation as to when any of the Plants may be decommissioned or when obligations relating to such decommissioning may be expected to become due.

4.3          Prohibited Investments.  The Trustee shall assure that the assets of the Trusts are not invested or reinvested in the following Prohibited Investments:

(a)           Any securities or other obligations of EnergySolutions, Inc. or affiliates thereof, or their successors or assigns; or

(b)           Any securities or other obligations of any entity owning or operating one or more nuclear power plants; provided, however, that the foregoing restriction shall not prevent investments tied to market indices or other non-nuclear sector mutual funds; or

(c)           Any investment which would contravene any Future Orders in effect at the time such investment or reinvestment is made and previously furnished to the Trustee with reference to the Trust;

provided, however, that with respect to the securities and obligations prohibited under clauses (a) and (b), ZionSolutions provides a list of such securities and obligations and their issuer code and/or CUSIPs.

4.4          Management of Trusts.

The Trustee shall have the power to sell, exchange or otherwise dispose of all or any part of any Trust held hereunder, without prior application to or approval by or order of any court, upon such terms and in such manner and at such prices as the Trustee shall determine; to modify, renew, or extend, bonds, notes, or other obligations or any installment of principal thereof or any interest due thereon and to waive any defaults in the performance of the terms and conditions thereof; and to execute and deliver any and all assignments, bonds, or other instruments in connection with these powers, at such times, in such manner and upon such terms and conditions as the Trustee may be deemed expedient.  The Trustee’s determinations of manner of sales, terms, prices and the exercise of other powers granted herein, if reasonably made, are not to be questioned.

4.5          Extension of Obligations and Negotiation of Claims.  Subject to the limitations contained in Sections 4.2, 4.3 and 4.4 hereof, the Trustee shall have the power to renew or extend the time of payment of any obligation, secured or unsecured, payable to or by any Trust, for as long a period or periods of time and on such terms as it shall determine; and, subject to the approval of ZionSolutions (which shall not be unreasonably withheld or delayed), to adjust, settle, compromise, and arbitrate claims or demands in favor of or against the Trust, including claims for taxes, upon such terms as it deems advisable.

4.6            [Intentionally Deleted].

4.7          Foreign Custodians.

(a)           The Trustee shall have the power to appoint foreign custodians as agent of the Trustee to custody foreign securities holdings of the Trust or any investment manager account.  Custody of foreign investments shall be maintained with foreign custodians selected by the Trustee.  In the case of an investment manager account, the Investment Manager shall have sole responsibility for the decision to maintain the custody of foreign investments in its investment manager account abroad, which decision shall be subject to the limitation contained in the foregoing second sentence of this Section 4.7(a).  The Trustee shall have no responsibility for losses to the Trust resulting from the acts or omissions of any foreign custodian appointed by the Trustee unless due to the foreign custodian’s fraud, negligence or willful misconduct.

(b)           The Trustee shall have the power to utilize any tax reclaim procedures with respect to taxes withheld to which the Trust may be entitled under applicable tax laws, treaties and regulations; provided that any exercise of such power by the Trustee shall be on a reasonable efforts basis.

4.8          Securities Lending.  Pursuant to a written agreement between the Trustee and ZionSolutions, the Trustee shall have authority to lend funds drawn from the Letter of Credit and deposited with the Trust.

4.9          Retention and Removal of Professional Service Providers.  The Trustee shall have the power to employ attorneys, accountants, agents, and custodians as it shall deem advisable and in accordance with Section 3.2 to make such payments thereof as the Trustee shall deem reasonable for the implementation of the purpose of the Trust Agreements.  The Trustee shall have the absolute right to dismiss any such agents for any reason whatsoever; provided that the Trustee’s selection of an accounting firm shall be subject to the prior consent of ZionSolutions, which consent shall not be unreasonably withheld.

4.10        Right to Assign Disposal Capacity Assets.  The Trustee shall have the power to make a Qualified Assignment of the Disposal Services Agreement, as defined therein, and the power to make a Permitted Assignment of the Irrevocable Easement for Disposal Capacity, as defined therein.

4.11        Delegation of Ministerial Powers.  The Trustee shall have the power to delegate to other persons such ministerial powers and duties as it may deem to be advisable.

4.12        Discretion in Exercise of Powers.  The Trustee shall have the power to do any and all other acts which the Trustee shall deem proper to effectuate the powers specifically conferred upon it by the Trust Agreement and these Backup NDT Terms; provided, however, that this Section 4.12 shall not authorize the Trustee to do any act or participate in any transaction which would (a) contravene any provision of the Trust Agreement or these Backup NDT Terms; or (b) violate the terms and conditions of, or cause the Trust held under the Trust Agreement not to satisfy Applicable Regulatory Requirements.

EXHIBIT A

DISBURSEMENT CERTIFICATE

Backup Decommissioning Trust

The undersigned, being a duly Authorized Officer of ZionSolutions, LLC, a Delaware limited liability company (“ZionSolutions”), and, in such capacity, being duly authorized and empowered to execute and deliver this certificate, hereby certifies to the Trustee of the ZionSolutions, LLC Backup Decommissioning Trust (the “Trust”), pursuant to Section 2.2(a)(i) of the Terms for Backup Nuclear Decommissioning Trust Agreement (the “Backup NDT Terms”), between ZionSolutions and the Trustee, as follows:

(a)           There is due and owing to each Payee identified in Exhibit 1 attached hereto (“Payees”)  [all/a portion of] the invoiced cost to ZionSolutions for goods or services provided in connection with the Decommissioning and other work required to achieve End State Conditions at the Zion Station as evidenced by the Invoice Schedule (with supporting exhibits) attached as Exhibit 1 hereto;

(b)           All such amounts due and owing to such Payees constitute Qualified Costs;

(c)           All conditions precedent to the making of this disbursement set forth in any agreement between each such Payee and ZionSolutions have been fulfilled;

(d)           No Payee is a “disqualified person” within the meaning of Section 4951 or Section 468A by reason of an affiliation with ZionSolutions or, if any are, then the payment constitutes compensation or payment or reimbursement of expenses which are reasonable and necessary to carry out the purpose of the Trust(s) and the payment is not excessive;

(e)           The payment of the amounts owing meets Applicable Regulatory Requirements, requirements of the Code, and all necessary consents and approvals for such payment have been obtained;

(f)            Exhibit 1 attached hereto sets forth as of the date of this Disbursement Certificate costs that cannot be disbursed or reimbursed from any other fund established for the Decommissioning of the Plant (other than by reason of any required deferral of payment of receivables);

(g)           An Event of Default has occurred as defined in the Asset Sale Agreement.  However, ZionSolutions has complied with all applicable requirements of Section 6.21 of the Asset Sale Agreement and the requested disbursement does not exceed any applicable limitation of Section 2.1 of the Master Terms; and

(h)           Pursuant to Section 2.2(d)(iii) of the Backup NDT Terms:

(      )       ZionSolutions has not failed to achieve a Site Restoration Milestone; or

(      )       ZionSolutions has failed to achieve a Site Restoration Milestone, and Exhibit 2 attached hereto sets forth a description of the Site Restoration Milestone that ZionSolutions has failed to achieve, including the applicable date on which the Site Restoration Milestone was to be achieved; and

(      )       Exhibit 2 includes the date on which the Site Restoration Milestone was subsequently achieved; or

(      )       the Site Restoration Milestone has not been achieved and the Receivables (or portion thereof) described in Exhibit 1 are subject to deferral pursuant to Section 2.1 of the Backup NDT Terms.

Accordingly, subject to the requirements of Section 2.2(d) of the Backup NDT Terms, you are directed to permit the disbursement of the amounts indicated on Exhibit 1 hereto from the Trust in order to permit payment of such sum(s) to be made to the aforementioned Payees for such purpose.  You are further directed to disburse such sum(s), once withdrawn, directly to such Payees, in the manner indicated on Exhibit 1 hereto.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Trust Agreements and the Backup NDT Terms.

CERTIFIED and sworn to this         day of                         ,             .

ZIONSOLUTIONS, LLC

By:
Duly Authorized Officer

EXHIBIT B

WITHDRAWAL CERTIFICATE
Backup Decommissioning Trust

The undersigned, being a duly Authorized Officer of ZionSolutions, LLC, a Delaware limited liability company (“ZionSolutions”), and, in such capacity, being duly authorized and empowered to execute and deliver this certificate, hereby certifies to the Trustee of the ZionSolutions, LLC Backup Decommissioning Trust (the “Trust”), pursuant to Section 2.2(a)(ii) of the Terms for Backup Nuclear Decommissioning Trust Agreement (the “Backup NDT Terms”), between ZionSolutions and the Trustee, as follows:

(a)           ZionSolutions has paid, and is entitled to reimbursement for, amounts paid for goods or services provided in connection with the Decommissioning and other work required to achieve End State Conditions at the Zion Station as described in the schedule (with supporting exhibits) attached as Exhibit 1 hereto;

(b)           All such amounts paid constitute Qualified Costs;

(c)           No payee was a “disqualified person” within the meaning of Section 4951 or Section 468A by reason of an affiliation with ZionSolutions or, if any were, then the payment constituted compensation or payment or reimbursement of expenses which were reasonable and necessary to carry out the purpose of the Trust and the payment was not excessive;

(d)           The payment of the amounts met Applicable Regulatory Requirements, requirements of the Code, and all necessary consents and approvals for such payment had been obtained;

(e)           Exhibit 1 attached hereto sets forth as of the date of this Withdrawal Certificate costs that cannot be disbursed or reimbursed from any other fund established for the nuclear decommissioning of the Plant (other than by reason of any required deferral of payment of receivables);

(f)            An Event of Default has occurred as defined in the Asset Sale Agreement.  However, ZionSolutions has complied with all applicable requirements of Section 6.21 of the Asset Sale Agreement and the requested disbursement does not exceed any applicable limitation of Section 2.1 of the Master Terms; and

(g)           Pursuant to Section 2.2(d)(iii) of the Backup NDT Terms:

(      )       ZionSolutions has not failed to achieve a Site Restoration Milestone; or

(      )       ZionSolutions has failed to achieve a Site Restoration Milestone, and Exhibit 2 attached hereto sets forth a description of the Site Restoration Milestone that ZionSolutions has failed to achieve, including the applicable date on which the Site Restoration Milestone was to be achieved; and

(      )       Exhibit 2 includes the date on which the Site Restoration Milestone was subsequently achieved; or

(      )       the Site Restoration Milestone has not been achieved and the Receivables (or portion thereof) described in Exhibit 1 are subject to deferral pursuant to Section 2.1 of the Backup NDT Terms.

Accordingly, subject to the requirements of Section 2.2(d) of the Backup NDT Terms, you are directed to permit the disbursement of the amounts indicated on Exhibit 1 hereto from the Trust in order to reimburse ZionSolutions for such payments.  You are further directed to disburse such sum(s), once withdrawn, directly to “ZionSolutions, LLC.”

Capitalized terms used herein without definition shall have the meanings given to such terms in the Trust Agreements and the Backup NDT Terms.

CERTIFIED and sworn to this        day of                        ,            .

ZIONSOLUTIONS, LLC

By:
Duly Authorized Officer

EXHIBIT C

CROSS-TRADING INFORMATION

As part of the Cross-Trading Program covered by the Department of Labor Prohibited Transaction Exemption (“PTE”) 95-56 for Mellon Bank, N.A. and its affiliates (“Mellon”), Mellon is to provide to ZionSolutions the following information:

I.             The Existence of the Cross-Trading Program

Mellon has developed and intends to utilize, wherever practicable, a Cross-Trading Program for Indexed Accounts and Large Accounts as those terms are defined in PTE 95-56.

II.            The “Triggering Events” Creating Cross-Trade Opportunities

In accordance with PTE 95-56, three “Triggering Events” may create opportunities for Cross-Trading transactions.  They are generally the following (see PTE 95-56 for more information):

1.                                      A change in the composition or weighting of the index by the independent organization creating and maintaining the index;

2.                                      A change in the overall level of investment in an Indexed Account as a result of investments and withdrawals on the Indexed Account’s opening date, where the Indexed Account is a bank collective fund, or on any relevant date for non-bank collective funds; provided, however, a change in an Indexed Account resulting from investments or withdrawals of assets of Mellon’s own plans (other than Mellon’s defined contributions plans under which participants may direct among various investment options, including Indexed Accounts) are excluded as a “Triggering Events”; or

3.                                      A recorded declaration by Mellon that an accumulation of cash in an Indexed Account attributable to interest or dividends on, and/or tender offers for portfolio securities equal to not more than .5% of the Indexed Account’s total value has occurred.

III.          The Pricing Mechanism Utilized for Securities Purchased or Sold

Securities will be valued at the current market value for the securities on the date of the crossing transaction.

Equity Securities - the current market value for the equity security will be the closing price on the day of trading as determined by an independent pricing service; unless the security was added to or deleted from an index after the close of trading, in which case the price will be the opening price for that security on the next business day after the announcement of the addition or deletion.

Debt Securities - the current market value of the debt security will be the price determined by Mellon as of the close of the day of trading according to the Securities and Exchange Commission’s Rule 17a-7(b)(4) under the Investment Company Act of 1940. Debt securities that are not reported securities or traded on an exchange, will be valued based on an average of the highest current independent bids and the lowest current independent offers on the day of cross trading.  Mellon will use reasonable inquiry to obtain such prices from at least three independent sources that are brokers or market makers.  If there are fewer than three independent sources to price a certain debt security, the closing price quotations will be obtained from all available sources.

IV.          The Allocation Method

Direct cross-trade opportunities will be allocated among potential buyers or sellers of debt or equity securities on a pro-rata basis.  With respect to equity securities, please note Mellon imposes a trivial dollar amount constraint to reduce excessive custody ticket charges to participating accounts.

V.            Other Procedures Implemented by Mellon for its Cross-Trading Practices

Mellon has developed certain internal operational procedures for cross-trading debt and equity securities.  These procedures are available upon request.